Exhibit 99.2

American Eagle Outfitters Announces Three-Year Strategy to Power Profitable Growth; Clear Path to $5.7 to $6.0B in Revenue and an Approximate 10% Operating Margin Rate

March 7, 2024

PITTSBURGH -- (BUSINESS WIRE) – Building upon momentum and strong results achieved in 2023, American Eagle Outfitters, Inc. (NYSE: AEO) today unveiled its new Powering Profitable Growth plan, structured to deliver mid-to-high teens annual operating income expansion on 3-5% annual revenue growth over the next three years, and an approximate 10% operating margin.

Fueled by a shift in strategy, culture and focus to generate stronger profitability on continued growth, the multi-year plan is centered around three key pillars:

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Amplify our brands: Grow American Eagle, powering market leadership in denim and expansion into right-to-win adjacencies; Fuel Aerie’s expansion and Accelerate activewear opportunity with OFFLINE.
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Execute with financial discipline: Organization structured to deliver consistent profit growth and shareholder returns.
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Optimize operations: Leverage best-in-class operating capabilities to fuel our growth and profit roadmap.

“Amplifying American Eagle and Aerie’s stronghold in casual apparel is at the very center of our strategic plan. We see incredible growth opportunities as we elevate key businesses and expand into category adjacencies at American Eagle, fuel the #AerieReal movement in underpenetrated markets and accelerate OFFLINE’s significant potential in activewear. These efforts will be supported by a sharp focus on profit expansion. We will utilize our leading operating capabilities and leverage new technologies to maximize ongoing efficiencies and deliver the very best and innovative experiences for our customers,” commented Jay Schottenstein, AEO’s Executive Chairman of the Board and Chief Executive Officer.

“I’m extremely excited about our Powering Profitable Growth strategy. We have passionate, driven and talented teams surrounded by a renewed focus on performance. Together we look forward to executing and delivering on our plan, creating long-term value for our shareholders,” he continued.

In a separate release today the company reported fourth quarter and full-year fiscal 2023 results, in which management provided fiscal 2024 operating income guidance of $445 to $465 million, based on 2 to 4% revenue growth inclusive of an approximately one point revenue headwind from the shift in the retail calendar, which is consistent with the long-term financial targets stated above.

First quarter 2024 guidance was also provided reflecting operating income in the range of $65 to $70 million. This reflects revenue up mid-single digits, including an approximately one point positive impact from the retail calendar shift.

Webcast and Supplemental Financial Information

The company will discuss its financial results and long-term strategy and targets in an extended call beginning at 11:00 AM ET. The event will feature presentations and a question-and-answer session with members of the company’s executive leadership team. The event can be accessed in the Investor Relations section on AEO’s website, www.aeo-inc.com. A replay of the webcast will be archived and made available online on the company’s website.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle® and Aerie® brands. Our purpose is to show the world that there’s REAL power in the optimism of youth. The company operates stores in the United States, Canada, Mexico, and Hong Kong and ships to approximately 80 countries worldwide through its websites. American Eagle and Aerie merchandise also is available at more than 300 international locations operated by licensees in approximately 30 countries. To learn more about AEO and the company’s commitment to Planet, People and Practices, please visit www.aeo-inc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release and related statements by management contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which represent management’s expectations or beliefs concerning future events, including first quarter and annual fiscal 2024 results as well as anticipated strategy impact on revenue growth and operating margin in 2025 and 2026. Words such as “outlook,” "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," “may,” “potential,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements made by the company are inherently uncertain because they are based on assumptions and expectations concerning future events and are subject to change based on many important factors, some of which may be beyond the company’s control. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise and even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. The following factors, in addition to the risks disclosed in Item 1A., Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 and in any other filings that we may make with the Securities and Exchange Commission in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results to differ materially from those expressed or implied in any of the forward-looking statements included in this release or otherwise made by management: the risk that the company’s operating, financial and capital plans may not be achieved; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately; seasonality of our business; our inability to achieve planned store financial performance; our inability to react to raw material cost, labor and energy cost increases; our inability to gain market share in the face of declining shopping center traffic; our inability to respond to changes in e-commerce and leverage omni-channel demands; our inability to expand internationally; difficulty with our international merchandise sourcing strategies; challenges with information technology systems, including safeguarding against security breaches; and global economic, public health, social, political and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, which could have a material adverse effect on our business, results of operations and liquidity.

CONTACT:

Line Media

412-432-3300

LineMedia@ae.com